NorthWestern Corporation d/b/a NorthWestern Energy 125 S. Dakota Avenue Sioux Falls, SD 57104-6403 www.northwesternenergy.com
News Release FOR IMMEDIATE RELEASE	NASDAQ-GS: NWEC

Media Contact: Claudia Rapkoch (866) 622-8081 claudia.rapkoch@northwestern.com	Investor Relations Contact: Dan Rausch (605) 978-2902 daniel.rausch@northwestern.com

NorthWestern Stockholders Vote to Re-elect Seven Directors

SIOUX FALLS, S.D. – Aug. 8, 2007 – NorthWestern Corporation d/b/a NorthWestern Energy (NASDAQ-GS: NWEC) today reported that, at its 2007 Annual Meeting of Stockholders held today in Sioux Falls, S.D, NorthWestern’s stockholders re-elected E. Linn Draper, Jr., Stephen P. Adik, Jon S. Fossel, Michael J. Hanson, Julia L. Johnson, Philip L. Maslowe and D. Louis Peoples to a one-year term on the Board. Stockholders also ratified Deloitte & Touche, LLP as the company’s independent registered public accounting firm for the year ending December 31, 2007.

About NorthWestern Energy

NorthWestern Energy is one of the largest providers of electricity and natural gas in the Upper Midwest and Northwest, serving more than 640,000 customers in Montana, South Dakota and Nebraska. More information on NorthWestern Energy is available on the Company's Web site at www.northwesternenergy.com.

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